        As filed with the Securities and Exchange Commission on July 28, 1997
                                                      Registration No. 333-_____


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                   _______________
                                       FORM S-1
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                    NET.B@NK, INC.
                (Exact Name of Registrant as Specified in Its Charter)

    GEORGIA                             6712                      58-2224352
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)
                                7000 Peachtree Dunwoody Road
                                   Building 10, Suite 300
                                  Atlanta, Georgia  30328
                                      (770) 392-4990
                                  -----------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                     D. R. GRIMES
                             7000 Peachtree Dunwoody Road
                                Building 10, Suite 300
                               Atlanta, Georgia  30328
                                    (770) 392-4990
                                  -------------------
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                      Copies to:
      WALTER G. MOELING, IV, ESQ.                        ALAN J. PRINCE, ESQ.
POWELL, GOLDSTEIN, FRAZER & MURPHY LLP                     KING & SPALDING
      191 Peachtree Street, N.E.                      191 Peachtree Street, N.E.
       Atlanta, Georgia 30303                           Atlanta, Georgia 30303
          (404) 572-6600                                    (404) 572-4600

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] 333-23717
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE:

---------------------------------------------------------------------------------------------------------------
Title of Each Class of    Amount to be      Proposed Maximum       Proposed Maximum     Amount of Registration
Securities to be          Registered (1)    Offering Price per     Aggregate Offering   Fee
Registered                                  Share(2)               Price(2)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par    575,000 Shares        $12.00                 $6,900,000            $2,091
value
---------------------------------------------------------------------------------------------------------------

(1) Includes 75,000 shares that may be sold to the over-allotment option granted to the Underwriters.
(2) Estimated solely for the purpose of determining the registration fee.

Incorporation of Certain Information by Reference

    Net.B@nk, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (Registration No. 333-23717) declared effective on July 28, 1997 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 28, 1997.


                                       NET.B@NK, INC.

                                       By:  /s/ D.R. Grimes
                                            ------------------------
                                            D. R. Grimes
                                            Chief Executive Officer


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on July 28, 1997.

    Name                               Position

/s/ D.R. Grimes                        Chief Executive Officer (Principal
--------------------------------       executive officer) and Director
    D.R. Grimes

/s/ Robert E. Bowers                   Chief Financial Officer (Principal
--------------------------------       financial and accounting officer) and
    Robert E. Bowers                   Director

/s/ T. Stephen Johnson                 Chairman of the Board
--------------------------------
    T. Stephen Johnson

/s/ Donald S. Shapleigh                President, Chief Operating Officer and
--------------------------------       Director
    Donald S. Shapleigh

--------------------------------       Director
    Ward H. Clegg

--------------------------------       Director
    J. Stephen Heard

/s/ Robin C. Kelton                    Director
--------------------------------
    Robin C. Kelton

/s/ John T. Moore
--------------------------------       Director
    John T. Moore

--------------------------------       Director
    Thomas H. Muller, Jr.

    Name                               Position


/s/ W. James Stokes                    Director
--------------------------------
    W. James Stokes

/s/ Mack I. Whittle, Jr.
--------------------------------       Director
    Mack I. Whittle, Jr.

                              INDEX OF EXHIBITS

EXHIBIT NO.             DESCRIPTION
----------              -----------
   5.1           Opinion of Powell, Goldstein, Frazer & Murphy LLP

  23.1           Consent of Deloitte & Touche, LLP

  23.2           Consent of Powell, Goldstein, Frazer & Murphy LLP
                 (included in Exhibit 5.1)
